Exhibit 10.12
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT, dated as of December 1, 2006 (the “Guaranty Agreement”) from NORTHROP GRUMMAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter “Guarantor”), to THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America and authorized to do business in the State of Mississippi (the “State”), as trustee (the “Trustee”), under a Trust Indenture of even date herewith (the “Indenture”) between the Trustee and Mississippi Business Finance Corporation (the “Issuer”), a public body corporate and politic organized and existing under the laws of the State.
W I T N E S S E T H :
     WHEREAS, the Issuer pursuant to laws of the State intends to issue its Gulf Opportunity Zone Industrial Development Revenue Bonds, (Northrop Grumman Ship Systems, Inc. Project), in the principal amount of Two Hundred Million Dollars ($200,000,000) (the “Bonds”); and
     WHEREAS, the proceeds of the sale of the Bonds will be loaned by the Issuer to Northrop Grumman Ship Systems, Inc., a Delaware corporation authorized to do business in the State (the “Company”), pursuant to a Loan Agreement between the Issuer and the Company of even date herewith (the “Loan Agreement”), to finance the cost of rehabilitating and renovating its ship manufacturing and repair facilities located in Pascagoula, Mississippi and Gulfport, Mississippi; and
     WHEREAS, as of the date of this Guaranty Agreement, the Company is wholly-owned, directly or indirectly, by the Guarantor; and
     WHEREAS, the Guarantor desires that the Issuer issue the Bonds and apply the proceeds as aforesaid and is willing to enter into this Guaranty Agreement in order to enhance the marketability of the Bonds and as an inducement to the purchase of the Bonds by all who shall at any time become the owner of the Bonds in accordance with the terms of the Indenture.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Guarantor hereby covenants and agrees as follows:
ARTICLE I
DEFINITIONS
     For the purposes hereof, all words and terms defined in the Indenture shall have the respective meaning and be construed as provided therein. Reference herein to, or citation herein of, any provision of the Loan Agreement and Indenture shall be deemed to incorporate such provisions as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR
     The Guarantor hereby represents and warrants that:
     2.1. Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
     2.2. Authorization of Guaranty. The Guarantor has the power and authority to enter into this Guaranty Agreement and to perform its obligations under and consummate the transactions contemplated by this Guaranty Agreement and has by proper corporate action duly authorized the execution and delivery of this Guaranty Agreement. This Guaranty Agreement is a valid and binding obligation of the Guarantor enforceable in accordance with its terms.
     2.3. No Violation of Corporate Restrictions. Neither the execution and delivery of this Guaranty Agreement, nor the performance of the obligations under or consummation of the transactions contemplated by this Guaranty Agreement, violates or will violate any applicable law or governmental order, conflicts or will conflict with any provision of any charter document or by-law of the Guarantor in any material respect.
     2.4. Governmental Consents. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Guarantor is required as a condition to the execution, delivery or performance of this Guaranty Agreement by the Guarantor.
     2.5. Benefit. The assumption by the Guarantor of its obligations hereunder will result in material benefits to the Guarantor as the ultimate parent company of the Company.
ARTICLE III
GUARANTY
     3.1. Guaranty of the Bonds. The Guarantor hereby unconditionally guarantees to the Trustee (a) the full and prompt payment of the principal of, and premium, if any, on the Bonds when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption, tender for purchase or otherwise; (b) the full and prompt payment of any interest on the Bonds when and as the same shall become due; and (c) the full and prompt payment when and as the same shall become due of any and all amounts which may become due under the Indenture, the Note or the Loan Agreement (such payment under (a),

(b) or (c) hereinafter collectively referred to as the “Obligations”). All payments by the Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of any amount set forth in (a), (b) or (c) of this Section 3.1 shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. This Guaranty Agreement is an unconditional and irrevocable guaranty of full payment and not of collectibility.
     3.2. Obligations Absolute. The obligations of the Guarantor under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire amounts set forth in (a), (b) and (c) of Section 3.1 hereof have been paid in full. Unless sooner terminated pursuant to the preceding sentence, this Guaranty shall terminate on December 1, 2028, provided that such termination shall not affect the liability of the Guarantor with respect to obligations created or incurred prior to such date or extensions or renewals of, interest accruing on or fees, costs or expenses incurred with respect to, such obligations on or after such date. The obligations of the Guarantor under this Guaranty Agreement shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation of the following, whether or not with notice to, or the consent of, the Guarantor:
     (a) the compromise, settlement, release or termination of any, or all of the obligations, covenants or agreements of the Issuer under the Indenture or the Loan Agreement.
     (b) the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of the Indenture or the Loan Agreement;
     (c) the transfer, assignment or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Issuer or of the Company in the Project or any failure of title with respect to the Issuer’s or the Company’s interest in the Project or the invalidity, unenforceability or termination of the Indenture or the Loan Agreement;
     (d) the waiver of the payment, performance or observance by the Issuer or Company of any of the obligations, covenants or agreements of either of them contained in the Indenture, or the Loan Agreement;
     (e) the invalidity or unenforceability of the Loan Agreement, the Indenture, the Bonds, or any part of any thereof or the failure of any of the foregoing to be duly authorized, executed or delivered;
     (f) the extension of the time for payment of any principal of, premium, if any, or interest on the Bonds or under this Guaranty Agreement or of the time for performance of any obligations, covenants or agreements under or arising out of the Indenture, the Loan Agreement or this Guaranty Agreement or the extension or the renewal of any thereof;

     (g) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Loan Agreement or the conversion of the interest rate on the Bonds pursuant to the Indenture or otherwise;
     (h) the taking, suffering or omitting to take any of the actions referred to in the Indenture, the Loan Agreement or this Guaranty Agreement;
     (i) any failure, omission, delay or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty Agreement or on the Trustee or the Issuer under the Indenture or the Loan Agreement or any other act or acts on the part of the Issuer, the Trustee or the owners from time to time of the Bonds;
     (j) the voluntary or involuntary, liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any of the Guarantor, the Issuer or the Trustee or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty Agreement or the Indenture or the Loan Agreement in any such proceedings;
     (k) the release or discharge of the Company from the performance or observance of any obligation, covenant or agreement contained in the Indenture or the Loan Agreement by operation of law or otherwise;
     (l) the default or failure of the Company fully to perform any of its Obligations set forth in the Indenture or the Loan Agreement;
     (m) the default or failure of the Guarantor fully to perform any of the Obligations set forth in this Guaranty Agreement;
     (n) the breach by the Issuer of, or the inability or failure on the part of the Issuer to perform or comply with any of its obligations under the Loan Agreement or the Indenture;
     (o) the complete or partial destruction, non-use or non-availability of the Project;
     (p) the invalidity or irregularity in any statutory or other proceedings relating to the formation or existence of the Issuer, to the issuance of the Bonds or to the execution and delivery of the Loan Agreement or the Indenture;
     (q) the impairment, modification, release or limitation of liability of the Issuer under the Bonds, the Indenture, or the Loan Agreement, for any reason whatsoever, including, without limitation, any decision by any Federal or State court invalidating or otherwise affecting the obligations of the Issuer under or in connection with the Bonds, the Indenture, or the Loan Agreement;
     (r) waiver of consent, extension, indulgence or other action or inaction in respect of the Bonds, the Loan Agreement or the Indenture, including any modification, amendment and/or supplement to the foregoing, or the renewal or extension of the Bonds;
     (s) the right of set-off, counterclaim, defense, reduction or diminution of an obligation, or any act, omission or breach on the part of the Issuer or the Guarantor; or
     (t) any claim whatsoever against the Issuer, the Company or the Guarantor.
     Notwithstanding the foregoing, in the event the Company sells or leases the Project and assigns its interest in the Loan Agreement in accordance with Section 4.3 thereof, the Guarantor may be released from all liability under this Guaranty Agreement so long as the Trustee receives written consent of the Issuer and the written consent of the Holders of the outstanding principal amount of the Bonds to such transfer or assignment.
     3.3. Costs and Expenses. The Guarantor shall pay to the Trustee all reasonable costs and expenses (including, reasonable attorneys’ fees) incurred by the Trustee in connection with the collection of any amounts which are not paid when due hereunder or relating to the enforcement of rights and remedies of the Trustee as a result of any Event of Default hereunder.
     3.4. Waiver by the Guarantor. Except as specifically provided in this Guaranty Agreement, the Guarantor hereby waives with respect to this Guaranty Agreement: diligence; presentment; demand of payment; filing of claims with a court in the event of bankruptcy of the Guarantor; any right to require a proceeding, first against the Company; demand for performance, observance of an enforcement of any provision of or any pursuit or exhaustion of any rights or remedies against the Company or the Issuer, or any other guarantor or company who becomes liable in any manner for any of the Obligations; and protest, notice of dishonor or nonpayment of any such liabilities and any other notice and all demands whatsoever. The Guarantor hereby waives notice from the Issuer and any Bondholder (i) of the issuance of the Bonds; (ii) of acceptance of or notice and proof of reliance on the benefits of this Guaranty; (iii) of any amendment or any change in the terms of the Loan Agreement or the Indenture; and (iv) of any default under the Indenture or Loan Agreement or any agreement relating thereto.
     3.5. Other Security. The Trustee may pursue its rights and remedies under this Guaranty Agreement notwithstanding (i) any other guaranty of or security for the Obligations of the Guarantor under this Guaranty Agreement; and

(ii) any action taken or omitted to be taken by the Trustee or any other person to enforce any of the rights or remedies with respect to any other security.
     3.6. No Set-off by the Guarantor. No set-off, counterclaim, reduction or diminution of an obligation or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder) which the Guarantor has or may have with respect to a claim under this Guaranty Agreement shall be available hereunder to the Guarantor against the Trustee.
     3.7. Notice and Service of Process. Any notice, process, pleadings or other papers served upon the Guarantor shall, at the same time, be sent by certified mail to the Guarantor at such addresses as are specified in or pursuant to Section 6.5 of this Guaranty Agreement.
     3.8. Venue. The Guarantor irrevocably (i) agrees that any suit, action or other legal proceeding arising out of this Guaranty Agreement may be (but need not be) brought in the courts of the State or the courts of the United States of America located within the State; and (ii) waives any objection which it may have to the venue of any such suit, action or proceeding in any of such courts.
     3.9 Payment on Guaranty. In the event that any payment is required under this Guaranty, the Trustee shall give written notice of such payment to the Guarantor, which may be sent by telecopy, with a hard copy, delivered by overnight delivery or certified or registered mail. The Guarantor shall make the payment required under this Guaranty and described in such notice within three Business Days after receipt of the notice.
ARTICLE IV
AFFIRMATIVE COVENANTS
     Until payment in full of the principal of, premium, if any, and interest of the Bonds, the Guarantor covenants that, unless the Trustee shall otherwise consent in writing, it will:
     (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided that no merger, consolidation, amalgamation or other form of business combination of Guarantor will be deemed to violate this clause (a); and
     (b) comply with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a material lien against any of its properties except liabilities being contested in good faith or obligations which are not material to the overall condition of the Guarantor and its subsidiaries, taken as a whole.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
     5.1. Events of Default Defined. The following shall be “Events of Default” under this Guaranty Agreement:
     (a) failure to pay any amount payable by the Guarantor hereunder;
     (b) failure of the Guarantor to observe or perform any other covenant, condition or agreement on its part to be performed pursuant to the terms hereof and the continuation of such default in observance or performance for a period of ninety (90) days after written notice thereof shall have been given to the Guarantor by the Trustee; provided, however, that if the failure stated in any such notice cannot be corrected within the applicable period, it shall not constitute the basis of an Event of Default hereunder if corrective action capable of remedying such failure is instituted by the Guarantor within the applicable period and diligently pursued until the failure is corrected;
     (c) if any representation or warranty made herein shall prove to have been false or misleading in any material respect; or
     (d) the Guarantor shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; shall generally not be paying its debts as they become due; shall have made a general assignment for the benefit of creditors; shall have submitted a petition or an answer seeking, reorganization or an arrangement with creditors; shall have submitted an answer admitting the material allegations of a petition in bankruptcy, reorganization or insolvency proceeding; shall have entered against it an order, judgment or decree, without the application, approval or consent of the Guarantor, by any court of competent jurisdiction approving a petition seeking reorganization of the Guarantor, or appointing a custodian, receiver, trustee or liquidator of the Guarantor or of a substantial part of any of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days; or shall have filed a voluntary petition in bankruptcy.
     5.2. Remedies on Default. If any one or more Events of Default shall occur under this Guaranty Agreement, then in each case, during the continuance of any such Event of Default, the Trustee shall have all rights and remedies available at law or in equity, including, but not limited to, the right to (i) cause all amounts payable hereunder to become immediately due and payable; (ii) take another action available either at law or in equity to enforce performance or collect any amounts due or thereafter to become due under this Guaranty Agreement; and (iii) enforce the observance of any of the covenants or obligations of the Guarantor under this Guaranty Agreement.

     5.3. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to any remedy, now or hereafter existing at law or in equity or by statute. Delay or omission in the exercise of any right, remedy or power accruing upon any Event of Default, or failure by the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth shall not impair any such right, remedy or power or be considered or taken as a waiver or relinquishment of that right to insist upon and to enforce in the future, by injunction or any other appropriate legal or equitable remedy, strict compliance by the Guarantor with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Guarantor be continued or repeated.
     5.4. No Additional Waiver Implied by One Waiver. In the event any agreement, warranty, representation or covenant contained in this Guaranty Agreement shall be breached by the Guarantor and thereafter waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
ARTICLE VI
MISCELLANEOUS
     6.1. Obligations Arise as of the Date Hereof. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally as of the date hereof.
     6.2. Subrogation. Until all Obligations have been satisfied in full, the Guarantor shall not be entitled to exercise any right of subrogation in respect of the rights of the Trustee in respect of such security or money, nor shall the Guarantor take any step to enforce any right or claim of repayment or to exercise any other right or legal remedies of any kind which may accrue howsoever to the Guarantor in respect of any monies so paid so long as any Obligations remain outstanding.
     6.3. Survival. All warranties, representations and covenants made by the Guarantor herein shall be deemed to have been relied upon by the Trustee and shall survive the delivery to the Trustee of this Guaranty Agreement regardless of any investigation made by such Person.
     6.4. Successors and Assigns. This Guaranty Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     6.5. Notices.
     (a) For purposes of serving notice on any Guarantor hereunder, the serving party shall only be required to give notice to such Guarantor at the following address:
Northrop Grumman Corporation
1840 Century Park East
M/5 152/CC
Los Angeles, CA 90067
Attn: Assistant Treasurer
     Such notice shall be effective against the Guarantor and be conclusively deemed to have been received by the Guarantor on the day on which delivered to the Guarantor at the address set forth above or such other address as the Guarantor shall specify to the Trustee in writing, or if sent prepaid by certified or registered mail, on the third Business Day after the day on which mailed to the Guarantor at the address referred to herein.
     (b) For purposes of serving notice on the Trustee hereunder, any notice shall be conclusively deemed to have been received by the Trustee, and be effective on the day on which delivered to the Trustee at the address set forth below or such other address specified by the Trustee to the Guarantor, in writing, or if sent prepaid by certified or registered mail, on the third Business Day after the day on which mailed, addressed to the Trustee as follows:
The Bank of New York Trust Company, N.A.
505 North 20th Street, Suite 950
Birmingham, AL 35203
Attention: Corporate Trust Department
     6.6. Entire Understanding; Counterparts. This Guaranty Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
     6.7. Amendments. No amendment, change, modification, alteration or termination of this Guaranty Agreement shall be made except upon the written consent of the Issuer, the Guarantor and the Trustee.
     6.8. Costs. The Guarantor will pay all reasonable costs and expenses in connection with the preparation, execution, delivery and amendment of this Guaranty Agreement and any other related documents reasonably requested by the Trustee including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Trustee, in connection with the implementation of this Guaranty Agreement as well as any and all filing and recording fees and stamp and other taxes with respect thereto and to save such parties harmless from any and all such costs, expenses and liabilities. The Guarantor will also pay the reasonable costs and expenses of the Trustee associated with the collection of any amounts which are not paid when due hereunder or relating to the enforcement of rights and remedies of the Trustee as a result of any Event of Default hereunder.
     6.9. Partial Invalidity. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty Agreement shall not affect the validity or enforceability of the remaining portions of this Guaranty Agreement or any part thereof.
     6.10. Governing Law. This Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of California.
     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed under seal by its duly authorized officer as of the date first above written.

NORTHROP GRUMMAN CORPORATION

By:
Authorized Officer
ACCEPTED BY:
THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:
Its: Authorized Officer